UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PUDA COAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-1129912
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China	030006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on
be so registered	which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by Puda Coal, Inc., a Delaware corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC).

Item 1.         Description of the Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Capital Stock” in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2009, and is hereby incorporated by reference herein.

Item 2.          Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE Amex LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PUDA COAL, INC.

Date: September 16, 2009	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer